REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                        PIONEER COMMERCIAL FUNDING CORP.
               (Exact name of registrant as specified in charter)


                         Commission file number: 0-24940
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                    New York                                 13-3763437
         -------------------------------          ---------------------------
(State or other jurisdiction of incorporation      (I.R.S. Employer
  or organization)                                  Identification No.)


   One Rockefeller Plaza, Suite 2412, New York, NY        10020
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         (Address of principal executive offices)        (Zip Code)

                        --------------------------------
                                    Copy to:

                               David W. Sass, Esq.
                             McLaughlin & Stern, LLP
                               260 Madison Avenue
                            New York, New York 10016
                                 (212) 448-1100

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
        PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                               BECOMES EFFECTIVE.




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         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Registration Statement is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                                          CALCULATION OF REGISTRATION FEE


TITLE OF CLASS           AMOUNT TO BE            PROPOSED                PROPOSED                 AMOUNT OF
OF SECURITIES            REGISTERED              MAXIMUM                 MAXIMUM                  REGISTRATION
TO BE                                            OFFERING PRICE          AGGREGATE                FEE
REGISTERED                                       PER SHARE               OFFERING PRICE
COMMON STOCK,               520,273                  $2.00                $1,040,546                $260.14
PAR VALUE $.01
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         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a),
MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS REGISTRATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE


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SOLICITATION OF AN OFFER TO BUY OR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

CURRENT STOCKHOLDERS OF THE COMPANY WHO DO NOT PARTICIPATE IN THE RIGHTS OFFERING WILL SUFFER SUBSTANTIAL DILUTION IN THEIR RELATIVE PERCENTAGE OWNERSHIP IN THE COMPANY UPON ISSUANCE OF COMMON STOCK TO HOLDERS EXERCISING RIGHTS. SEE "RISK FACTORS," BEGINNING ON PAGE 8, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE RIGHTS AND OFFERED HEREBY.

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                              SUBSCRIPTION                  UNDERWRITING                  PROCEEDS TO
                              PRICE                         DISCOUNTS AND                 COMPANY (2)
                                                            COMMISSIONS (1)

PER SHARE                     $2.00                         N/A                           $990,546
TOTAL MAXIMUM                 $2.00                         N/A                           $990,546


 (1)     The shares of Common Stock are being offered and sold directly by the Company, and no commissions or other renumeration is intended to be paid to any person for soliciting purchases of the shares in the Rights Offering. See "Plan of Distribution."

(2)      After deducting expenses payable by the Company estimated at $50,000.



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                                         PIONEER COMMERCIAL FUNDING CORP.

                                               CROSS REFERENCE SHEET


                         Caption                               Location

Forepart of the Registration Statement and                 Outside Front Cover Page
Outside Front Cover Page of Prospectus
Inside Front and Outside Back Cover                        Inside Front and Outside Back Cover Page
Pages of Prospectus
Description of Business, Summary                           Summary, The Company, Risk Factors
Information, Risk Factors
Use of Proceeds                                            Use of Proceeds
Determination of Offering Price                            Determination of Offering Price
Dilution                                                   Dilution
The Rights Offering                                        The Rights Offering
Plan of Distribution                                       Plan of Distribution
Description of Securities                                  Description of Securities
Interests of Named Experts and Counsel                     Experts; Legal Matters
Incorporation of Certain Documents by                      Incorporation by Reference
Reference
Disclosure of Commission Position on                       Disclosure of Commission Position on
Indemnification for Securities Act                         Indemnification for Securities Act
Liabilities                                                Liabilities






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                                                 TABLE OF CONTENTS


                                                                                                          Page
Summary           ........................................................................................ 1..........
         The Company       ............................................................................... 2........
         Summary of the Rights Offering              ..................................................... 4
Risk Factors      ........................................................................................ 8..........
Use of Proceeds            ...............................................................................11........
Determination of Offering Price             ..............................................................12..
Dilution          ........................................................................................13...........
The Rights Offering        ...............................................................................14........
Plan of Distribution       ...............................................................................20........
Description of Securities           ......................................................................21......
Experts; Legal Matters              ......................................................................22......
Incorporation by Reference          ......................................................................23......
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities        ......................................................................24......

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Prospectus Summary

                         520,273 SHARES OF COMMON STOCK
                        PIONEER COMMERCIAL FUNDING CORP.

         Pioneer Commercial Funding Corp., a New York Corporation ("Pioneer" or the "Company") is distributing at no cost to holders of its common stock, par value $.01 per share (the "Common Stock"), of record as of the close of business on October 11, 2001 (the "Record Date"), non-transferable rights to purchase shares of Common Stock (the "Rights"). Each such holder (a "Holder"), will receive one Right for every seven (7) shares of Common Stock held on the Record Date (the "Rights Offering"), with each Right entitling the Holder thereof to subscribe for and purchase one (1) share of Common Stock (the "Basic Subscription Privilege"), for a price of $2.00 per share (the "Subscription Price"). In the event that all of the shares are not subscribed for pursuant to the Basic Subscription Privilege, Leedan Business Development, LTD., a principal shareholder of the Company, and/or any of its affiliates, (Leedan Business Enterprise, LTD and/or its affiliates are hereinafter collectively referred to as "Leedan"), shall have the obligation, and the members of the Board of Directors of the Company (the "Board Members") shall have the right to purchase, (the "Oversubscription Privilege"), any shares not subscribed for. If the Board Members do not exercise the Oversubscription Privilege, or do not exercise the Oversubscription Privilege in its entirety, Leedan shall be obligated to purchase all remaining shares. The total amount of shares of Common Stock that will be subscribed for pursuant to the Rights Offering will be 486,237. Leedan shall also be obligated to purchase 34,036 additional shares of Common Stock at a price of $2.00 per share, which amount represents seven percent (7%) of the total amount of shares subscribed for in the Rights Offering. No fractional shares or cash in lieu thereof will be issued or paid. The Common Stock is traded on the OTC Bulletin Board (the "Bulletin Board") under the symbol "PCFC.OB" On September 20, 2001, the last reported sales price for the Common Stock on the Bulletin Board was $1.75 per share. The Rights will expire at 5:00 p.m. New York City time on November 2, 2001 unless extended as provided herein (the "Expiration Date").

         This Registration Statement relates to the Rights and the shares of Common Stock issuable upon the exercise of the Rights. Accompanying this Registration Statement are certain documents (collectively, the "Subscription Documents") that must be completed and returned by a Holder in accordance with the appropriate instructions in order to exercise the Basic Subscription Privilege or the Oversubscription Privilege. Once a Holder has exercised any Right, such exercise may not be revoked, unless there is a material amendment to the terms of the Rights Offering. See "The Rights Offering--Amendment, Extension and Termination." Holders exercising Rights should complete and return their Subscription Documents with payment of the Subscription Price promptly to insure timely receipt and the collection of any funds prior to the Expiration Date. See "The Rights Offering--Exercise of Rights." Holders who do not exercise or sell their Rights will relinquish any value inherent in the Rights. See "Risk Factors--Dilution."


                                                         i



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         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE
OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE RIGHTS MAY NOT BE EXERCISED BY ANY PERSON, AND NEITHER THIS REGISTRATION STATEMENT NOR ANY SUBSCRIPTION DOCUMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SHARES OF COMMON STOCK, IN ANY JURISDICTION IN WHICH SUCH TRANSACTIONS WOULD BE UNLAWFUL. SEE "THE RIGHTS OFFERING--STATE AND FOREIGN SECURITIES LAWS."



                The date of this Prospectus is September 21, 2001



















                                                        ii





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                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, DC 20549, or at the Commission's regional offices: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. The Common Stock is traded on the Bulletin Board.

                                     SUMMARY

        The following summary is qualified in its entirety by the more detailed information contained elsewhere in this Registration Statement or incorporated by reference herein and does not purport to be complete. Reference is made to, and this Registration Statement Summary is qualified in its entirety by and should be read in conjunction with, the more detailed information contained elsewhere in this Registration Statement or incorporated by reference herein. Prospective investors should carefully consider the information set forth under "Risk Factors."

        This Registration Statement contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology. Such statements appear in a number of places in this Registration Statement and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, regarding, among other items, (i) anticipated trends in the Company's business, (ii) future expenditures for capital projects, (iii) the Company's ability to continue to control costs and maintain quality, (iv) the Company's business strategies, and
(v) the Company's projected financial information. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in "Risk Factors" including, among others, (a) changes in the Company's markets as a result of economic influences, (b) the Company's history of losses, or (c) changes in the competitive marketplace, including new products and pricing changes by the Company's competitors. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Registration Statement will in fact transpire. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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                                   THE COMPANY

         The Company was engaged in the business of a mortgage warehouse lender providing short-term (generally 10-90 days per loan) financing to small and medium sized mortgage bankers who hold ("warehouse") mortgage loans which they originate pending the nonrecourse sale of such loans to institutional investor agencies in the secondary mortgage market such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan Mortgage Corporation ("FHLMC"); each one referred to herein as an "Agency") and/or accredited financial institutions such as banks, thrifts, insurance carriers and large mortgage bankers (each one and each Agency referred to herein as a "Financial Institution").

         Pursuant to an Asset Purchase Agreement dated July 30, 1999 with Princap Mortgage Warehouse, Inc., a California corporation, with its principal office at 23550 Hawthorne Boulevard, Torrance, California ("PMW") the Company sold to PMW all of its equipment, furniture and other physical assets, as well as all of its computer operating systems, for the sum of $800,000. PMW also had the right to purchase any or all of the customer accounts of the Company for an amount equal to the aggregate outstanding principal balance and all accrued but unpaid fees and interest on such accounts as of the Closing. PMW did not exercise its right to purchase any of the customer contracts.

         Management of the Company determined that the Company did not meet the revenue objectives for its mortgage warehouse lending business as it was not able to procure credit lines and did not expect the Company to be able to meet these objectives in the foreseeable future. The Company therefore decided to sell its hard assets and explore other business opportunities.

         The Company found that the comparatively high cost to it for borrowed funds and the inability to borrow enough funds to create a sufficient volume of loan transactions resulted in rates of return and total returns that were unacceptable in relation to the degree of risk inherent in lending in the secondary market. In the Company's belief, this was a direct result of Core States (First Union) converting funds that were a Pioneer asset, which reduced the available capital of the Company, and reduced the Company's leverage for possible additonal financing.

         The high cost to the Company for available borrowed money is due, in large measure, to the fact that, unlike its competitors which are, generally, banking institutions or their affiliates, it was required to borrow funds at the Prime Rate of interest rather than at LIBOR base. This difference often meant as much as a 2% difference in the borrowing rates, thereby having a significant negative effect on the margins for each loan transaction. In addition, unlike banking institutions, which could generally obtain borrowed funds at up to ten to fifteen times their capital, the Company was only able to borrow approximately six times its capital. This resulted in less funds available to make loans; therefore, the volume of transactions and the resulting revenues have been significantly lower than that which could be achieved by the Company's competitors. This problem was initially caused and continued to be significantly exacerbated by a situation

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which arose in October and November, 1997 in which the Company was unable to gain access to over $1.7 Million of its own funds. This matter is the subject of an ongoing litigation in the Philadelphia Court of Common Pleas, entitled Pioneer Commercial Funding Corporation and Banc One, Texas, N.A. v. American Financial Mortgage Corporation, Thomas F. Flately, Norwest Funding, Inc. and Corestates Bank, N.A. (No. 0885, April Term, 1998) in which the Company has alleged that the defendants have wrongfully diverted approximately $1.7 Million belonging to the Company, representing amounts due for loans made by the Company to a Company in the business of originating residential mortgage loans. In June 2000, the Company received a check in the amount of $219,828 which represented payment for a settlement reached with Norwest Funding, Inc. After trial, on December 4, 2000 a judgment was entered (a) against the bank and in favor of the Company as follows: compensatory damages in the amount of $1,779,520 plus interest of $78,854, consequential damages in the amount of $13,500,000, punitive damages in the amount of $40,500,000, for a total of $55,858,374 and
(b) in favor of the Company against American Financial Mortgage Corp. and Thomas
F. Flatley as follows: compensatory damages on the contract and conversion in the amount of $1,779,520 plus interest of $890,443 on the contract claims, attorney's fees in the amount of $1,200,000, for a total of $3,869,963. The defendants have appealed the judgment and the Company is waiting for the appeals court to hear the matter. No assurance can be given as to the ultimate outcome of this litigation.

         As a result of the sale, the Company no longer has any continuing business operation other than winding up of its operations. The Company is seeking to engage in other business ventures, but there can be no assurance as to when, or if, an economically viable business can be acquired or continued successfully. Management is diligently seeking other opportunities for the Company.

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                         SUMMARY OF THE RIGHTS OFFERING

  Unless otherwise indicated, the share data contained in this Registration Statement is based on the number of shares of Common Stock and other securities outstanding as of September 21, 2001.

The Rights ....................     Each Holder of Common Stock will receive one (1) non-
                                    transferable Right for every seven (7) shares of Common Stock held of record as of the Record Date, and each Right will be exercisable for one (1) share of Common Stock. If all the Rights are exercised, and including the additional 34,036 shares which Leedan shall be obligated to purchase, an aggregate of 520,273 shares of
                                    Common Stock (the "Underlying Shares")  will be sold upon
                                    exercise of the Rights.  See "The Rights Offering-The Rights."

Transferability of Rights .....     The Rights offered in this transaction are not transferable. See "The
                                    Rights Offering--Transferability of  Rights."

Subscription Price ............     $2.00 per share of Common Stock, in cash, subscribed for pursuant to the Basic Subscription Privilege, the Oversubscription Privilege.

Record Date ...................       October 11, 2001.

Expiration Date ...............      November 2, 2001 at 5:00 p.m., New York City time, unless
                                    extended. The Company may extend the Expiration Date, will announce any extension by not later than 9:00 a.m., New York City time, on three business days prior to the scheduled
                                    Expiration Date.

                                    The Expiration Date may be extended for up to an additonal thirty (30) days if the Company files an amendment to its Registration Statement relating to the Rights Offering that includes a material change in the Rights Offering. See "The Rights Offering- Amendment, Extension and Termination." Company will notify stockholders of any extension of the Expiration Date of the Rights Offering through the issuance of a press release indicating such extension. See "The Rights Offering-Expiration Date."

Subscription Privilege ........     Each Right entitles a Holder to purchase an amount of Common
                                    Stock of the Company upon payment of the Subscription Price for each share purchase.  See "The Rights Offering-Basic Subscription
                                    Privilege."

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Oversubscription Privilege ...      The Board Members may, and shall shall be obligated to, subscribe at the Subscription Price for any additional Shares of Common
                                    Stock if there are any unexercised Rights. See "The Rights Offering
                                    - Oversubscription Privilege."

Procedure for Exercising
Rights ....................         Rights may be exercised by a Holder by properly completing and signing the Subscription Documents and forwarding such
                                    Subscription Documents (or following the Guaranteed Delivery
                                    Procedures described herein and therein), with payment of the
                                    Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and/or the
                                    Oversubscription Privilege, if any, prior to the Expiration Date. If the mails are used to forward Subscription Documents it is recommended that insured, registered mail be used. No interest will be paid on funds delivered in payment of the Subscription Price.
                                    ONCE A HOLDER HAS EXERCISED ANY RIGHTS, SUCH
                                    EXERCISE MAY NOT BE REVOKED UNLESS THE Company
                                    FILES A POST-EFFECTIVE AMENDMENT TO ITS
                                    REGISTRATION STATEMENT RELATED TO THE RIGHTS
                                    OFFERING THAT INCLUDES A MATERIAL CHANGE IN
                                    THE TERMS OF THE RIGHTS OFFERING (A "MATERIAL
                                    AMENDMENT"), IN WHICH CASE A HOLDER WILL HAVE
                                    THREE (3) DAYS TO EVALUATE THE MATERIAL
                                    AMENDMENT AND TO REVOKE THE EXERCISE OF THEIR
                                    RIGHTS, IF DESIRED. See "The Rights Offering--Exercise of
                                    Rights "The Rights Offering--Amendment, Extension and
                                    Termination," and "The Right Offering--No Revocation."

Persons Holding Common
Stock and Wishing to
Exercise Rights Through
Others ................             Holders who hold shares of the Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the Holder shall complete the Subscription
                                    Documents and submit them to the Subscription Agent with the proper payment. See "The Rights Offering -- Exercise of Rights."

Issuance of Common Stock... Certificates representing the shares of Common Stock purchased pursuant to the valid exercise of the Rights will be delivered to

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                                    subscribers as soon as practicable after the Expiration Date, and the conditions to the Rights Offering have been satisfied. See "The
                                    Rights Offering--Basic Subscription Privilege; Oversubscription
                                    Privilege," and "The Rights Offering--Conditions to the Rights
                                    Offering."

Subscription Agent ............     American Stock Transfer and Trust Company.


Symbol for the Common
Stock ..............................PCFC.OB


Use of Proceeds ...............     The net proceeds received by the Company from the Rights
                                    Offering, after payment of fees and expenses (estimated at
                                    $50,000), will be approximately $990,546.  The proceeds will be applied towards working capital and general corporate purposes.

Amendment, Extension and
Termination ...................     The Company may amend, or extend the Rights Offering at any time prior to the Expiration Date, at the Board of Directors'
                                    discretion, for up to an additional thirty (30) days. In addition, the
                                    Rights Offering will terminate if the conditions to the Rights
                                    Offering have not been satisfied on or prior to the Expiration Date.
                                    If the Company amends the terms of the Rights Offering, a new definitive Prospectus will be distributed to all Holders who had previously exercised Rights and to all holders of record on the date of such amendment, together with a form on which each exercising
                                    Rights Holder can consent the amended terms. Any Rights Holder who had previously exercised any Rights, or who exercises Rights within four (4) business days after the mailing of the new definitive
                                    Prospectus, and who does not so consent within ten (10) business days after the mailing of the definitive Prospectus and form of consent, will be deemed to have canceled such exercise and the
                                    Company will refund as soon as practicable the amount of the
                                    Subscription Price paid by such Holder, without interest. Any completed Subscription Certificate received by the Subscription
                                    Agent five (5) or more business days after the date of the amendment will be deemed to constitute the consent of the Holder who completed such Subscription Certificate to the amended terms.
                                    See "The Rights Offering--Amendment, Extension and
                                    Termination." The Company will issue a press release with respect to any amendment, extension or termination of the Rights Offering.

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State and Foreign Securities
Laws ..........................     The Rights may not be exercised by any person, and neither this
                                    Registration Statement nor any Subscription Document shall constitute an offer to sell or a solicitation of an offer to purchase any shares of Common Stock, in any jurisdiction in which such transaction would be unlawful. See "The Rights Offering--State and
                                    Foreign Securities Laws."

Federal Income Tax
Consequences ..................     For United States federal income tax purposes, Holders generally will not recognize taxable income in connection with the issuance to them or exercise by them of Rights. Holders may recognize a gain or loss upon the sale of the Common Stock acquired upon exercise of the Rights. See "The Rights Offering-Federal Income Tax
                                    Consequences."


Risk Factors ..................     There are substantial risks in connection with the Rights Offering that should be considered by prospective purchasers.





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                                                         7

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                                  RISK FACTORS

         In addition to the other information included in, or incorporated by reference into this Registration Statement, the following risk factors should be considered carefully in evaluating the Company and its business before exercising the Rights and thereby purchasing the shares of Common Stock offered hereby. An investment in the Rights and Common Stock offered hereby involves a high degree of risk. Purchasers should carefully consider the following risk factors, as well as all other information set forth or incorporated in the Registration Statement before purchasing any Rights or Common Stock offered hereby. Prospective investors are cautioned that the statements in this Registration Statement that are not descriptive of historical facts may be forward looking statements. Such statements are based on many assumptions and are subject to risks and uncertainties. Actual results could differ materially from the results discussed in the forward looking statements due to a number of factors, including, but not limited to, those identified below.

The Company no longer has any continuing business operations

         Pursuant to an Asset Purchase Agreement dated July 30, 1999 with Princap Mortgage Warehouse, Inc., ("PMW") the Company sold to PMW all of its equipment, furniture and other physical assets, all of its computer operating systems, for the sum of $800,000. PMW also had the right to purchase any or all of the customer accounts of the Company for an amount equal to the aggregate outstanding principal balance and all accrued but unpaid fees and interest on such accounts. The Company continues its collection activities with respect to those accounts, however, PMW did not exercise its right to purchase any of the customer contracts. The Company's shareholders approved the sale on September 21, 1999. As a result of the sale, the Company no longer has any continuing business operation other than winding up of its operations. The Company is seeking to engage in other business ventures, but there can be no assurance as to when, or if, an economically viable business can be acquired or continued successfully. Management is diligently seeking other opportunities for the Company.

The recent verdict in favor of the Company is being appealed by the defendants.

     In connection with the civil action Pioneer Commercial Funding Corporation and Banc One, Texas, N.A. v. American Financial Mortgage Corporation, Thomas F. Flately, Norwest

     Funding, Inc. and Corestates Bank, N.A. (No. 0885, April Term, 1998) a judgment was entered in favor of the Company on December 4, 2000. See "The Company." The defendants have appealed the verdict and there can be no assurance that the verdict will be affirmed. There can also be no assurance that the verdict award will not be reduced, nor can there be assurance that even if the verdict is affirmed, that the Company will be able to enforce the judgment against the defendants.

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The Company is, from time to time, a party to additional litigation.

         The Company is, from time to time, a party to additional litigation. In addition to the litigation against American Financial Mortgage Corporation and others described above, the Company has instituted an action against an individual in connection with his default of two promissory notes in the amounts of $470,000 and $265,000, respectively. The individual is seeking to avoid responsibility on the notes on the grounds that he executed the notes without a full understanding of the possible verdict in the case the Company brought against Corestates Bank. The Company is of the opinion that there is no merit to the defense as full information had been provided to such individual prior to execution of the notes.

Control by principal stockholder

         Following the completion of the Rights Offering, in the event that Leedan should only have exercised its Basic Subscription Privilege and including the 34,036 additional share to be purchased by it, Leedan shall own 2,038,115 shares of Common Stock, or 52% of the issued and outstanding shares of Common Stock of the Company. To the extent that Leedan exercises its Oversubscription Privilege, this amount of shares and ownership percentage shall increase. As a result of its ownership, Leedan will have a major influence in determining the direction and policies of the Company, the election of the directors of the Company, the outcome of any other matter submitted to a vote of stockholders, and to prevent or cause a change in control of the Company.

Market considerations

         There can be no assurance that the market price of the Common Stock will not decline during the subscription period or that, following the issuance of the Rights and the issuance of the Underlying Shares of Common Stock upon exercise of the Rights, a subscribing Rights Holder will be able to sell the Underlying Shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

Irrevocability of subscriptions

         The election of a Holder to exercise the Rights in the Rights Offering is irrevocable, except in the case of a material amendment. See "The Rights Offering - No Revocation." Moreover, until certificates are delivered, subscribing Rights Holders may not be able to sell the Common Stock that they have purchased in the Rights Offering. Certificates for shares of Common Stock issuable upon the exercise of the Basic Subscription Privilege and the Oversubscription Privilege will be mailed as soon as practicable after the Expiration Date. No interest will be paid on any funds delivered to exercise Rights.

     Determination of subscription price; market considerations and uncertain market for rights

         The Subscription Price was determined by management, and was unanimously approved by the disinterested members of the Company's Board of Directors. The Subscription Price does not necessarily bear any relationship to the book value of the Company's assets, past operations, cash flow, earnings, financial condition or any other established criteria for value and should not be considered an indication of the underlying values of the Company. The market price of the Common Stock could be subject to significant fluctuations in response to the Company's operating results and other factors, including the size of the public float of the Common Stock which will depend, in part, on the percentage of the Rights that are exercised by Holders after the Rights Offering. See "The Rights Offering - Determination of Subscription Price."

Dilution

         Stockholders who do not exercise their Rights will experience a significant further decrease in their proportionate interest in the equity ownership and voting power of the Company.

The Company is no longer listed on the NASDAQ stock market

          The Company is no longer listed on the NASDAQ stock market as a result of its' no longer meeting NASDAQ's listing qualifications. There can be no assurance that the Company will meet NASDAQ's requirements in the future so that it may re-apply for listing, nor can there be assurance that, even if the Company does meet NASDAQ's listing requirements, the Company will be accepted by NASDAQ.

                                 USE OF PROCEEDS

         The net proceeds received by the Company from the Rights Offering after payment of fees and expenses (estimated at $50,000) will be approximately $990,546. These proceeds will be applied towards working capital and general corporate purposes. The Company also anticipates that considerable legal fees will be incurred with respect to ligation appeals.

                         DETERMINATION OF OFFERING PRICE

         The Subscription Price of $2.00 per share was arbitrarily determined by management, and was unanimously approved by the disinterested members of the Company's Board of Directors. The Company's objective in establishing the Subscription Price was to establish a fair price level for the shares, raise the targeted proceeds, and provide all of the Company's stockholders with a reasonable opportunity to make an additional investment in the Company and minimize the involuntary dilution of their ownership and voting percentage in the Company. The Rights Offering, was unanimously approved by the disinterested members of the Company's Board of Directors. In approving the Subscription Price, the Board of Directors considered such factors as the projected value of the Company after giving effect to the Rights Offering, alternatives available to the Company for raising capital, the market price of the Common Stock, the pro rata nature of the offering, pricing of similar transactions, the business prospects for the Company and the general condition of the securities markets. There can be no assurance, however, that the market price of the Common Stock will not decline during the subscription period or that, following the issuance of the Rights and the Common Stock upon exercise of Rights, a subscribing Holder will be able to sell the Common Stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

                                    DILUTION

         Based on the shares outstanding on the date of this Registration Statement, and assuming that all 520,273 shares of Common Stock offered in the Rights Offering are subscribed for, (including the 34,036 shares that Leedan shall be obligated to purchase), the Company will have approximately 3,923,936 shares outstanding and a net negative tangible book value of ($1,470,189) or ($.38) per share of Common Stock. "Net Negative Tangible Book Value Per Share" represents the total amount of the Company's total assets, less the total amount of its liabilities, divided by the total number of shares of Common Stock outstanding.

         After giving effect to the sale of all 520,273 shares of Common Stock in the Rights Offering, and after the deduction of offering expenses (estimated at $50,000), the pro forma net tangible book value of the Company would be ($.38) per share of Common Stock. An immediate increase (the difference between the pro forma net tangible book value per share of Common Stock as of June 30, 2001 and the pro forma net tangible book value per share of Common Stock as of June 30, 2001 after giving effect to the issuance of the 520,273 shares of Common Stock) of $.34 per share of Common Stock will be given to the Company's stockholders. Such increase to the Company's current stockholders is solely attributable to the cash price paid by purchasers of the securities offered for sale in the Rights Offering.

         The following table illustrates the per share valuation as of June 30, 2001:

Public offering price per share                                           $2.00

    Net tangible book value per share before giving effect                $(.72)
     to the Rights Offering

    Increase per share attribute to the net proceeds of the               $.34
     Rights Offering

    Pro forma net tangible book value per share as of                     $(.38)
     June 30, 2001     reflecting the Rights Offering

                               THE RIGHTS OFFERING

         The Rights

         The Company is distributing Rights, to Holders, of record as of the Record Date. Each Holder will receive one Right for every seven (7) shares of Common Stock held on the Record Date with each Right entitling the Holder thereof to subscribe for one share of Common Stock, for a subscription price of $2.00 per share. On September 21, 2001, the average of the bid and asked prices for the Common Stock on the Bulletin Board was $1.675. The Subscription Price represents a premium of 14% from the closing price of $1.75 for the shares of the Common Stock traded on the Bulletin Board. The Expiration Date will be extended a reasonable period of time (at least three (3) business days) if the Company files an amendment to its registration statement relating to the Rights Offering which includes a material change in the Rights Offering. See "The Rights Offering--Amendment, Extension and Termination." There can be no assurance that shares of the Common Stock will trade at prices above the Subscription Price. See "Risk Factors- Determination of Subscription Price; Market Considerations and Uncertain Market for Rights." In addition, shares of Common Stock were previously sold at a price of $3.00 per share pursuant to a Private Placement which occurred in October, 2000.

         No fractional shares or cash in lieu thereof will be issued or paid.

         The issuance by the Company of shares of Common Stock pursuant to the Rights Offering is not conditioned upon the subscription of any minimum number of shares of Common Stock by Holders of the Rights. See "The Rights Offering--Basic Subscription Privilege; Oversubscription Privilege."

         Before exercising Rights, potential investors are urged to read carefully the information set forth under "Risk Factors."

         All fees and other expenses (including transfer taxes) incurred in connection with the exercise of Rights are the responsibility of the Holder of the Rights and none of such commissions, fees or expenses shall be paid by the Company.

         Expiration date

         The Rights will expire at 5:00 p.m., New York City time, on November 2, 2001, unless extended by the Company as provided herein. See "The Rights Offering -- Amendment, Extension and Termination." On and after the Expiration Date, all unexercised Rights will be null and void. The Company will notify stockholders of any extension of the Expiration Date of the Rights Offering through the issuance of a press release indicating such extension. The Company will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after 5:00 p.m. New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were transmitted, except when timely transmitted pursuant to the Guaranteed Delivery Procedures described below.

         Basic subscription privilege; Oversubscription privilege

         The Basic Subscription Privilege entitles the Holder to purchase one
(1) share of Common Stock for every seven (7) shares of Common Stock owned on the Record Date upon payment of the Subscription Price. No interest will be paid on funds delivered in connection with the payment of the Subscription Price. In the event that all of the shares are not subscribed for pursuant to the Basic Subscription Privilege, Leedan shall have the obligation, and the Board Members shall have the right to purchase any such shares not subscribed for. If the Board Members do not exercise its Oversubscription Privilege in its entirety, or do not exercise the Oversubscription Privilege at all, Leedan shall be obligated to purchase all remaining shares. Certificates representing shares of the Common Stock purchased pursuant to the Basic Subscription Privilege and the Oversubscription Privilege will be mailed as soon as practicable after the subscriptions have been accepted by the Subscription Agent. The Company will notify Leedan and the Board Members, of the Oversubscription Privilege promptly after the Expiration Date of the number of Excess Shares available to Leedan for oversubscription.

         In order to exercise the Oversubscription Privilege, Leedan and/or the Board Members will be required to certify to the Subscription Agent and the Company that Leedan's and/or the Board Members' Basic Subscription Privilege has been exercised in full.

         Exercise of Rights

         Rights may be exercised by a Holder, by delivering to the Subscription Agent, at or prior to the Expiration Date, the properly completed and executed Subscription Documents evidencing those Rights, with any required signature guarantees, together with payment in full of the Subscription Price for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Such payment must be made by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic, or express money order payable to American Stock Transfer Company, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Chase Manhattan Bank , ABA No. 021000021, Account No. 610093045. Payment of the Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account designated above. HOLDERS WISHING TO PAY BY UNCERTIFIED PERSONAL CHECK SHOULD NOTE THAT SUCH A CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR AND SHOULD TRANSMIT THE CHECK SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT IT IS RECEIVED AND CLEARED BY SUCH DATE OR CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.
The addresses to which the Subscription Documents and payment of the

Subscription Price should be delivered are:

By Mail, Hand or Overnight:          American Stock Transfer and Trust Company
                                     59 Maiden Lane
                                     New York, New York 10038

         If a Holder wishes to exercise Rights, but time will not permit such Holder to cause the Subscription Documents evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

         1. such Holder has caused payment in full of the Subscription Price for each share of the Common Stock being subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

         2. the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"). Instructions distributed with the Subscription Documents (the "Subscription Cards") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealer, Inc. (the "NASD"), or from a commercial bank or trust Company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights Holder, the number of Rights represented by the Subscription Documents held by such exercising Rights Holder, the number of shares of the Common Stock being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of any Subscription Documents evidencing such Rights within three trading days following the date of the Notice of Guaranteed Delivery; and

         3. the properly completed Subscription Documents evidencing the Rights being exercised, with any required signatures guaranteed, are received by the Subscription Agent within three trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Documents at the addresses set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (facsimile no. (718) 234-5001), confirmed by telephone (telephone no. (212) 936-5100). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Subscription Agent.

         Funds received in payment of the Subscription Price for shares of Common Stock subscribed for pursuant to the Rights will be held in a segregated account pending issuance of such shares.

         Unless a Subscription Document (i) provides that the shares of the Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to a person other than the record holder of such Rights, or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Document must be guaranteed by a commercial bank, trust Company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent.

         Holders who hold shares of the Common Stock for the account of others, such as brokers, trustees or depositaries for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Right should complete Subscription Cards and submit them to the Subscription Agent with the proper payment.

         If an exercising Holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of Rights that the Holder indicates are being exercised, then the Holder will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights that may be exercised for the aggregate payment delivered by the Holder and, to the extent that the aggregate payment delivered by the Holder exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Document delivered by the Holder (such excess being the "Subscription Excess"), the Holder will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any amount remaining after application of the foregoing procedures shall be returned to the Holder promptly by mail without interest or deduction.

         The instructions accompanying the Subscription Cards should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION DOCUMENTS TO THE COMPANY.

         THE METHOD OF DELIVERY OF SUBSCRIPTION DOCUMENTS AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH SUBSCRIPTION DOCUMENTS AND PAYMENTS ARE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     All questions concerning the timeliness,  validity, form and eligibility of
     any  exercise  of  Rights  will  be  determined   by  the  Company,   whose
     determinations will be final and binding. The

Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Cards or incur any liability for failure to give notification.

         The Company will pay the fees and expenses of the Subscription Agent.

         Transferability of Rights

         The rights are not transferable.

         No revocation

         ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED UNLESS THE COMPANY FILES A POST-EFFECTIVE AMENDMENT TO ITS REGISTRATION STATEMENT RELATED TO THE RIGHTS OFFERING THAT INCLUDES A MATERIAL AMENDMENT. IN WHICH CASE A HOLDER WILL HAVE A REASONABLE PERIOD OF TIME (AT LEAST THREE (3) BULLETIN BOARD TRADING DAYS) TO EVALUATE THE MATERIAL AMENDMENT AND TO REVOKE THE EXERCISE OF THEIR RIGHTS, IF DESIRED.

         Amendment, extension and termination

         The Company reserves the right to extend the Expiration Date for up to an additional thirty (30) days, and to amend the terms and conditions of the Rights Offering at the Board of Director's discretion. In addition, the Rights Offering will terminate if the conditions to the Rights Offering have not been satisfied on or prior to the Expiration Date. If the Company amends the terms of the Rights Offering, the Registration Statement will be amended, and a new definitive Prospectus will be distributed to all Rights Holders who have previously exercised Rights and to holders of record of unexercised Rights on the date the Company amends such terms. In addition, all holders who have previously exercised Rights, or who exercise Rights within four (4) business days after the mailing of the new definitive Prospectus, will be provided with a form of Consent to Amended Rights Offering Terms, on which such Rights Holders can confirm their exercise of Rights and their subscriptions under the terms of the Rights Offering as amended by the Company. Any Rights Holder who has previously exercised any Rights, or who exercises Rights within four (4) business days after the mailing of the new definitive Prospectus, and who does not return such Consent within ten (10) business days after the mailing of such Consent by the Company will be deemed to have canceled such Rights Holder's exercise of Rights, and the full amount of the Subscription Price theretofore paid by such Rights Holder will be returned promptly after the Expiration Date by mail, without any interest earned on such funds. Any completed Subscription Certificate received by the Subscription Agent five (5) or more business days after the date of the amendment will be deemed to constitute the consent of the Rights Holder who completed such Subscription Certificate to the amended terms.

         If the Company should terminate the Rights Offering, such termination would be effected by the Company by giving oral or written notice of such termination to the Subscription Agent and making a public announcement thereof. If the Rights Offering is so terminated, the Subscription Price will be returned promptly after the Expiration Date by mail, without any interest earned on such funds.

         State and foreign securities laws

         The Rights Offering is not being made in any state or other jurisdiction in which it is unlawful to do so, nor is the Company selling or accepting any offers to purchase any shares of the Common Stock from Rights Holders who are residents of any such state or other jurisdiction. The Company, if it so determines in its sole discretion, may decline to make modifications to the terms of the Rights Offering requested by certain states or other jurisdictions or to qualify the Common Stock in any state or other jurisdiction, in which event Rights Holders resident in those states or jurisdictions will not be eligible to participate in the Rights Offering.

         No Board recommendation

         An investment in the Common Stock must be made pursuant to each Rights Holder's or prospective investor's evaluation of his, her or its best interests. Accordingly, the Board of Directors of the Company makes no recommendation to any Rights Holder or prospective investor regarding the exercise of Rights.

         Information available

         Any questions or requests for assistance concerning the method of exercising the Rights or additional copies of the Prospectus, the Subscription Card or the Notice of Guaranteed Delivery may be directed to the Company at the telephone number and address below.

                        Pioneer Commercial Funding Corp.
                        One Rockefeller Plaza, Suite 2412
                            New York, New York 10020
                                 (212) 218-1850
                             Attn: M. Albert Nissim

                              PLAN OF DISTRIBUTION

         The Rights Offering is being made directly by the officers and directors of the Company. The Company will pay no underwriting discounts or commissions, finders fees or other remuneration in connection with any distribution of the Rights or sales of the shares of Common Stock offered hereby, other than the fees paid to American Stock Transfer Company, as Subscription Agent. The Company estimates that the expenses of the Rights Offering will total approximately $50,000.

                            DESCRIPTION OF SECURITIES

         The Company is authorized to issue 20,000,000 shares of Common Stock. As of the date of this Registration Statement, 3,403,663 shares of Common Stock are outstanding.

         Common Stock

         Each outstanding share of Common Stock entitles the holder to one vote on all matters requiring a vote of stockholders. Since the Common Stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all the directors of the Company and the holders of the remaining shares would not be able to elect any directors. Subject to the rights of holders of any series of preferred stock that may be issued in the future, the holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a voluntary or involuntary liquidation of the Company, all stockholders are entitled to a pro rata distribution of the assets of the Company remaining after payment of claims of creditors. Holders of the Common Stock have no conversion, redemption or sinking fund rights. Holders of the Common Stock do not hold preemptive rights, subject to certain exceptions prescribed by the New York Business Corporation Law.

                             EXPERTS; LEGAL MATTERS

         The financial statements incorporated by reference in this Registration Statement by reference from the Company's 10-QSB for the fiscal quarter ending June 30, 2001, as well as certain accounting matters in connection with the Rights Offering, have been reviewed by Lazar Levine & Felix, LLP, the Company's independent auditors.

         Certain legal matters in connection with the Rights Offering will be passed upon for the Company by McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York 10016. David W. Sass, the Secretary of the Company, is a member of said firm.

                           INCORPORATION BY REFERENCE

         The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

  1. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2001.

  2.     The certificate of incorporation of the Company, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Rights Offering shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Registration Statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Registration Statement by reference (other than exhibits). Requests for such copies should be directed to: Pioneer Commercial Funding Corp., One Rockefeller Plaza, Suite 2412, New York, New York 1001-20030,
Attention: M. Albert Nissim, President (212) 218-1850. In addition, the SEC maintains an Internet site (www.sec.gov) where the Company's SEC filings are available free of charge.





            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


         The Company's Certificate of Incorporation permits the Company to indemnify directors, officers, employees and agents to the fullest extent permissible under the New York Business Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of corporations pursuant to state law, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such , director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
























                                                        24

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                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS


                                    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


         1        Securities & Exchange Commission fees                ..........................$      260.14
         2.       Accounting fees            ....................................................$    1,000.00
         3.       Legal fees        .............................................................$   20,000.00
         4.       Printing and Engraving fees        ............................................$      500.00
         5.       Miscellaneous fees        .....................................................$   25,000.00


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's certificate of incorporation provides in Article Seventh that (a) the corporation may, to the fullest extent permitted by Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise both as to action in his/her official capacity and as to action in another capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person; and (b) that a director of the company shall not be personally liable to the company or its shareholders for damages for any breach of duty in his/her capacity as a director, unless a judgment or other final adjudication adverse to his her establishes that (i) his/her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he/she personally gained in fact a financial or other advantage to which he/she was not legally entitled or (iii) his/her acts violated Section 719 of the Business Corporation Law.

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                                    EXHIBITS

4.1      Form of Subscription Certificate
5.1      Opinion Letter from McLaughlin & Stern, LLP
23.1     Consent from McLaughlin & Stern, LLP (included with Exhibit 5).
23.2     Consent Letter from Lazar Levine & Felix, LLP, independent certified public accountants
99.1     Subscription Agent Agreement between Pioneer and American Stock Transfer & Trust
         Company
99.2     Notice to Shareholders of Rights Offering
99.3     Notice to Shareholders Regarding Appointment of Bank/Broker as Agent
99.4     Instructions as to Exercise of Rights
99.5     Form Indicating Method of Payment for Exercise of Rights.
99.6     Guarantee of Delivery
99.7     Notice of Guaranteed Delivery for Subscription Certificates


                                  UNDERTAKINGS

         The undersigned Registrant does hereby undertake to:

         (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

                           (i)      Include any Prospectus required by section 10(a)(3) of the
                                    Securities Act;

                           (ii)     Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                           (iii)    Include any additional or changed or material information on the
                                    Plan of Distribution not previously disclosed in this Registration
                                    Statement;

                (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

                (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (b) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the exercise period, to set forth the results of the Rights Offering.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            PIONEER COMMERCIAL FUNDING CORP.


                            By:    /s/ M. Albert Nissim
                            -------------------------------------------
                            Name:  M. Albert Nissim
                            Title: President and Chief Financial Officer
                            Date:  September 21, 2001
                                ------------------------------

         In accordance with the Exchange Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                             By:   /s/ M. Albert Nissim
                             -------------------------------------------
                             Name:  M. Albert Nissim
                             Title: President and Chief Financial Officer
                             Date:  September 21, 2001
                                  -------------------------------

                             By:   /s/ Richard Fried
                                 -------------------------------------------
                             Name:  Richard Fried
                             Title: Director
                             Date:  September 21, 2001
                               -------------------------------


                             By:   /s/ Boaz Harel
                              -----------------------------------
                             Name:  Boaz Harel
                             Title: Chairman and Director
                             Date:  September 21, 2001
                                  -------------------------------

                             By:   /s/ Tamar Lieber
                                  ------------------------------------
                             Name:  Tamar Lieber
                             Title: Director
                             Date:  September 21, 2001
                                     -----------------------------

                             By:  /s/ Lynda Davey
                              -----------------------------------
                             Name:  Lynda Davey
                             Title: Director
                             Date:  September 21, 2001
                                 ------------------------------


                             By:  /s/ Joseph Samuels
                             --------------------------------------
                             Name:  Joseph Samuels
                             Title: Director
                             Date:  September 21, 2001
                                  -----------------------------